UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
April 26, 2011

MATTHEWS INTERNATIONAL CORPORATION
(Exact name of registrant as specified in its charter)

Pennsylvania	0-9115	25-0644320
(State or other jurisdiction of incorporation	(Commission File Number)	(IRS Employer Identification No.)

 Two NorthShore Center, Pittsburgh, PA                                                                                              15212-5851
 (Address of principal executive offices)                                                                                                (Zip Code)

Registrant's telephone number, including area code:   (412) 442-8200

Item 7.01 Regulation FD Disclosure

On April 26, 2011, Matthews International Corporation announced the completion of its purchase of the remaining 22% ownership interest in Saueressig GmbH & Co. KG (“Saueressig”).  Matthews purchased its initial 78% ownership interest in May 2008.  Saueressig, which is headquartered in Germany, is a leading European provider of pre-press services and gravure printing forms.  The purchase price for the remaining 22% interest was 19.3 million Euros.

Item 9.01  Financial Statements and Exhibits

99.1	Press Release, dated April 26, 2011, issued by Matthews International Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MATTHEWS INTERNATIONAL CORPORATION
(Registrant)

By  Steven F. Nicola

Steven F. Nicola
Chief Financial Officer,
Secretary and Treasurer

Date:  April 27, 2011